SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  March 7, 2011

SINO CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51753	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 3 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2011, the board of directors (the “Board”) of Sino Clean Energy, Inc. (the “Company”) received notification from Mr. Zidong Cao that effective immediately, he resigned as a member of the Board of the Company. At the time of his resignation, Mr. Cao also served as a member of the Board’s Audit Committee.  Mr. Cao resigned for health reasons and there were no disagreements between him and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation.  A copy of a translation of his resignation letter, dated March 7, 2011, is included with this 8-K as Exhibit 99.1.

On March 7, 2011, the Board appointed Mr. Zhixin Jing as a director and a member of the Board’s Audit committee.  The Board determined that Mr. Jing is an “independent director” as that term is defined in accordance with Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, LLC and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended.

Mr. Jing, aged 51, is the General Manager of Shaanxi Branch of Lianhe Credit Management Co., Ltd. (“Lianhe”). Prior to joining Lianhe in 2010, he was an assistant to the Chairman of the board of directors of Jiaxin Group and financing advisor to Great Tang Dynasty Xi City Property Co., Ltd.  Prior to that, he served as Chief Finance Manager of Xi’an City Investment Company and General Vice Chair of Project Loan Group of Xi’an State Development Bank from 1998 to 2004. He also served as Vice General Manager and Audits and Inspections Manager of Hainan Zhongbao Pharmaceutical Holdings Co., Ltd. from 1993 to 1998. Mr. Jing has over 18 years of experience in providing corporate finance, restructuring and audit advisory services. He holds a Bachelor degree in Accounting from Xi’an Jiaotong University.

On March 7, 2011, the Company and Mr. Jing executed a director offer letter in connection with Mr. Jing’s appointment, pursuant to which Mr. Jing will be entitled to receive an annual compensation of $30,000 for his services rendered and the Company will reimburse Mr. Jing for reasonable expenses incurred in connection with his performance of duties as a director of the Company, including travel expenses. The Company also agrees to include Mr. Jing as an insured under its directors and officers insurance policy and indemnify Mr. Jing for any expenses incurred in connection with his performance of duties as a director of the Company.

The foregoing description of the material terms of the director offer letter is qualified in its entirety by a form of such agreement included with this 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Director Offer Letter by and between the Company and Mr. Zhixin Jing, dated as of March 7, 2011.

99.1	Translation of Resignation Letter from Mr. Zidong Cao, dated as of March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy, Inc.

By:	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer

Dated: March 11, 2011